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                                                                   EXHIBIT 10(d)

                               BANK HAPOALIM B.M.
                        CASH COLLATERAL PLEDGE AGREEMENT
                           (U.S. & NON-U.S. CURRENCY)

                                                     Dated as of: March 16, 2005

                                 SPECIFIC TERMS

Pledgor(s):
PERRIGO INTERNATIONAL, INC.

Address and Contact Information of Pledgor(s) (include only one address):
515 Eastern Avenue
Allegan, Michigan 49010
Attn: James R. Ondersma, Treasurer
E-mail: jondersm@perrigo.com
Fax No.: 269-673-1234

Description of Deposit Account and Depository:

Deposit Account No.: 01068717

Branch (check one and complete if necessary):

[X] Bank Hapoalim B.M. New York Branch, 1177 Avenue of the Americas, New York, NY 10036 (an uninsured branch)

[ ]  Other (specify):

Type of deposit(s) in Deposit Account (check all that apply as of the date of this Agreement):

[X]  Time Deposit Account

[ ]  Money Market Deposit Account

[ ]  Demand Deposit Account

Debtor(s), other than or in addition to Pledgor(s), whose obligations are secured by this Agreement (include full name(s) and address(es)):

PERRIGO ISRAEL HOLDINGS LTD. A/K/A PERRIGO ISRAEL HOLDING LTD.
515 Eastern Avenue
Allegan, Michigan 49010
Attn: James R. Ondersma, Treasurer

Definitions of certain capitalized terms are included in Section 22.
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     1. Pledge and Assignment; Security for Liabilities: For value received,
Pledgor(s) hereby assigns, transfers and pledges to Bank Hapoalim B.M. (an Israeli banking corporation acting through its uninsured New York branch), its offices and subsidiaries (hereinafter, referred to collectively as the "Bank") and grants to the Bank, as security for any and all Liabilities of Pledgor(s) and of any Debtor(s) identified in Specific Terms, a security interest in all of the right, title and interest of Pledgor(s) in, to and under, and control over, the Collateral described below.

     As used herein, "Collateral" shall mean (i) the Deposit Account (including, without limitation, the $400,000,000.00 deposited therein), (ii) any cash or other property at any time and from time to time receivable or otherwise distributable in respect of, in exchange for, or in substitution for, the Deposit Account or any portion thereof, including interest accruing thereon,
(iii) intentionally omitted, (iv) all replacements, substitutions, extensions, renewals and proceeds of any and all of the foregoing (including, without limitation, Accrued Interest that may be deposited in the Accrued Interest Deposit Account pursuant to Section 33 of this Agreement), and (v) all rights and privileges of Pledgor(s) with respect to any and all of the foregoing.

     2. Guarantee by Pledgor(s) of Liabilities of Named Debtors other than Pledgor(s): (a) With respect to the Debtors other than or in addition to the Pledgor(s) identified in the Special Terms, subject to Section 2(b) hereof, each Pledgor(s) irrevocably and unconditionally guarantees to the Bank payment when due, whether by demand, acceleration or otherwise, without defense, waiver, setoff or counterclaim, of each and every Liability of any and all such Debtors (hereinafter, "Pledgor's Guarantee Undertaking").

     (b) With respect to Liabilities incurred by Debtors other than the Pledgor(s): (i) in the event of any inconsistency with respect to the Pledgor's Guarantee Undertaking between this Agreement and any other guarantee agreement executed by Pledgor(s) in favor of the Bank (hereinafter, a "Guarantee"), the terms of such Guarantee shall apply to the extent the Guarantee gives the Bank greater rights (and to the extent this Agreement gives the Bank greater rights, this Agreement, at the Bank's option, shall apply), (ii) the obligation of Pledgor(s) with respect to the Liabilities of the Debtor(s) shall not exceed the value from time to time of the Collateral, and (iii) the Bank shall be limited to enforcing its remedies against Pledgor(s) in connection with this Agreement with respect to the Liabilities of the Debtor(s) solely against the Collateral.

     3. The Deposit Account: (a) On or before the date of this Agreement, Pledgor(s) has placed a sum or sums in immediately available funds on deposit with the Bank in an account as further identified above under Specific Terms (individually and collectively the "Deposit Account"). The Deposit Account and any interest or other income thereon or proceeds thereof shall be kept on deposit at the branch, office, or subsidiary of the Bank identified above (such branch, office, or subsidiary sometimes referred to hereinafter as the "Depository"). The Deposit Account shall be kept under the sole dominion and control of the Depository, subject however to the instructions of the Bank and of each branch, office or subsidiary thereof at which any Liabilities are carried on the books and records. Other than pursuant to, and in accordance with, Section 33 of this Agreement, Pledgor(s) shall have no right to withdraw any amounts from the Deposit Account, including any interest paid thereon, unless and until the Liabilities shall have been paid in full.

     (b) If any Deposit Account or portion thereof is evidenced by a certificate or instrument, the Pledgor(s) shall deliver and, if necessary, endorse in any manner necessary to transfer, to the Bank any such certificates or instruments constituting, representing or evidencing any such Deposit Account or portion thereof.


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     (c) Any Deposit Account or portion thereof may be issued by the Depository in book entry form and, in the discretion of the Depository, a confirmation of such Deposit Account or such portion, as distinguished from a physical certificate, may serve to evidence such Deposit Account or portion thereof.

     (d) So long as no Event of Default shall have occurred and shall be continuing hereunder, the Bank shall not Transfer this Agreement, the Guaranty and/or the Collateral to a Person that is not located in the United States of America. After the occurrence and during the continuance of an Event of Default hereunder, the Bank can Transfer this Agreement, the Guaranty and/or the Collateral to any Person without restriction whatsoever.

     4. Rights of Bank with Respect to Deposit Account: The Bank may from time to time: (a) apply any funds in the Deposit Account to satisfy the Liabilities (or any part thereof) as the same shall become due or payable in accordance with the terms thereof and as otherwise provided by applicable law, in each case regardless of the stated maturity of the Deposit Account or any portion thereof,
(b) in connection with any such application of funds, convert that portion of any Deposit Account which is denominated in an alternative currency into the currency in which the Liabilities (or any part thereof) are denominated, (c) exercise all rights of Pledgor(s) in the Deposit Account, and (d) retain (except for the release of Accrued Interest to the Pledgor pursuant to, and in accordance with, Section 33 of this Agreement) all income, interest, or proceeds of the Deposit Account as additional Collateral.

     5. If at any time the Value of the Collateral then existing does not equal or exceed 100% of the aggregate amount of the Liabilities or such lesser amount as may be permitted pursuant to the documentation for the Liabilities (hereinafter the "Base Collateral Value"), the Pledgor(s) shall, upon demand by the Bank, deposit to the Deposit Account with the Depository an amount in U.S. dollars such that after giving effect thereto the Value of the Collateral shall not be less than the Base Collateral Value. Each such additional deposit to the Deposit Account shall be placed in a time deposit complying with the terms hereof.

     6. Representations, Warranties and Covenants: Pledgor(s) hereby represents and warrants to, and covenants with, the Bank that (a) the Collateral existing on the date hereof is and will continue to be, and, as to Collateral arising after the date hereof, will be, free from all security interests or other encumbrances except the Bank's rights under this Agreement and the Guaranty, (b) Pledgor(s) has full right, power and authority to enter into this Agreement, grant the security interests in the Collateral hereunder and perform Pledgor's obligations hereunder, (c) the execution, delivery and performance of this Agreement, the pledge of the Collateral hereunder and the exercise of the Bank's rights hereunder and/or under applicable law do not and will not violate or contravene the terms of Pledgor's charter documents or any agreement (including, without limitation, the Syndicated Credit Agreement (as such term is defined in the Guarantee)), instrument, law, rule, regulation, or judgment binding on Pledgor(s) or its properties, (d) no registration with, or consent or approval of, or other action by or with, any court or governmental body or authority or any other Person (except for the consent of JP Morgan Chase Bank, N.A. and the other lenders under the Syndicated Credit Agreement) is required in connection with the execution, delivery and performance of this Agreement or the exercise of the Bank's rights hereunder, (e) this Agreement constitutes the legal, valid and binding obligation of Pledgor(s) enforceable in accordance with its terms,
(f) the security interests granted hereunder to the Bank are and will continue to be (or will be, in the case of Collateral hereafter arising) a valid first lien on, and security interest in the Collateral, superior and prior to the rights of all third Persons, and no filing or other act is required to create and perfect such lien and security interest (excluding the Bank's own actions with respect to the Collateral, with respect to which no representation, warranty or covenant is given), (g) the Pledgor(s) is not currently insolvent and the transfer and pledge of the Collateral to the Bank does not result in the insolvency of the Pledgor(s), (h) Pledgor is the sole shareholder of Debtor, (i) there is no litigation,


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arbitration, investigation or proceeding of or before any court, arbitrator or administrative or governmental authority is currently pending or, to the knowledge of Pledgor, threatened, (A) materially adversely affecting Pledgor, or any of Pledgor's assets, or (B) that could materially adversely affect the business operations, assets, liabilities or condition, financial or otherwise, of Pledgor or such Pledgor's ability to enter into, execute or deliver this Pledge or prejudice in a material manner such Pledgor's ability to fulfill such Pledgor's obligations pursuant to this Agreement, (j) Pledgor has not incurred any indebtedness, or any contingent liability, and will not incur any indebtedness or contingent liability, that materially adversely affects, or will materially adversely affect, Pledgor's ability to perform under this Agreement, other than the indebtedness and contingent liabilities under the Syndicated Credit Agreement, (k) (i) Pledgor's chief executive office is, and always has been, located in Allegan, Michigan and, (ii) Pledgor has no assets, and never had any assets, in any other jurisdiction other than Allegan, Michigan, except for the funds in the Deposit Account, (l) Pledgor does not employ construction workers, miners or any other workers engaged in any type of labor listed in, or covered by, Michigan Comp. Laws Section 570.194, (m) Pledgor has received the consent of JP Morgan Chase Bank, N.A. and the other lenders referred to in subsection (d) above, (n) no demand has been made for any tax assessed by the Internal Revenue Service that Perrigo Company or Pledgor has failed or refused to pay, and (o) neither Perrigo Company nor the Pledgor has been notified of any deficiency in its tax returns.

     7. Further Assurances; Bank Appointed Attorney-in-Fact: Pledgor(s) agrees at Pledgor's own expense to take such actions and to execute such writings as the Bank may request from time to time and irrevocably authorizes the Bank to take such actions and to execute such writings as Pledgor's agent and attorney-in-fact, which authorization is irrevocable and coupled with an interest to perfect, confirm and assure the Bank's security interest in the Collateral, to assist the Bank's realization thereon and to otherwise accomplish the purposes hereof.

     8. Rights and Remedies Upon Default: Upon the occurrence of any Event of Default, the Bank shall have, in addition to other rights provided in this Agreement and the rights of a secured party under the Uniform Commercial Code as in effect in the State of New York and under any other applicable law as in effect from time to time, the right, without prior notice (except as may be required by law and may not be waived) to, or consent from, the Pledgor(s), and without releasing or affecting this Agreement or the Pledgor's obligation hereunder, to (i) demand and receive payments on or from the Deposit Account and give releases, receipts and acquittances therefor, (ii) exercise any right of setoff the Bank may have with respect to the Deposit Account (regardless of the stated maturity of any portion thereof), (iii) effect one or more withdrawals from the Deposit Account (regardless of the stated maturity of any portion thereof) as may be required to pay wholly or partially any Liability of the Pledgor(s) or any Debtor(s) referred to in, or any obligation of the Pledgor(s) created by, this Agreement at any time outstanding, and (iv) apply any amounts so withdrawn, set off, or received on account of, any Liability referred to in, or any obligation of the Pledgor(s) created by, this Agreement. In addition to, and not in limitation of, the above rights, upon the occurrence of any Event of Default, the Bank shall have the right to commence judicial proceedings against Pledgor to recover any amounts for which Pledgor is liable under Section 13 of this Agreement and/or Section 7 of the Guaranty.

     In the course of exercising the remedies provided for hereunder and/or under applicable law, the Bank shall have the right, but not the obligation, to apply any amount held, realized or received by it first, toward the payment of any of its costs and expenses in enforcing this Agreement, in realizing upon or protecting any Collateral and in enforcing or collecting, or preserving its rights with respect to, the Liabilities (including, without limitation, attorneys' fees and expenses), second, to the payment of all other Liabilities in such order as the Bank may elect, and third, as otherwise provided by applicable law. Any instruments or certificates evidencing any Collateral remaining after the Liabilities have been paid


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in full shall be delivered to Pledgor(s) or Pledgor's successors or assigns or as otherwise required under applicable law.

     9. Security Interest Absolute: The obligations of Pledgor(s) hereunder shall remain in full force and effect without regard to, and shall not be impaired by: (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Debtor (whether in the United States, in Israel or elsewhere) or any guarantor, endorser or other Person providing security or otherwise liable for any of the Liabilities; (b) any exercise or nonexercise, or any waiver, by the Bank of any right, remedy, power or privilege under or in respect to the Liabilities or any other agreement, instrument or document executed in connection with or relating to or evidencing any of the Liabilities or any security for or any guarantee of any of the Liabilities (other than this Agreement); (c) any extension, renewal, continuation of or amendment to or modification of any of the Liabilities, any agreement, instrument or document executed in connection with or relating to or evidencing any of the Liabilities or any security for or any guarantee of any of the Liabilities (other than this Agreement); or (d) the invalidity, irregularity or unenforceability of all or any part of the Liabilities or any security for or any guarantee of any of the Liabilities, whether or not Pledgor(s) shall have notice or knowledge of any of the foregoing.

     10. Reinstatement of Liability: If claim is ever made upon the Bank for repayment or recovery of any amount or amounts received by the Bank in payment or on account of any of the Liabilities of any Debtor and the Bank repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Bank or any of its property, or (b) any settlement or compromise of any such claim effected by the Bank with any such claimant (including such Debtor), then any such judgment, decree, order, settlement or compromise shall be binding upon Pledgor(s), notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any liability of such Debtor, and Pledgor(s) shall be and remain liable to the Bank hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Bank.

     11. Waiver of Subrogation and Creditor Status: Pledgor(s) irrevocably waives and gives up any and all legal and equitable rights and claims arising from the existence or performance of this Agreement that Pledgor(s) may now or hereafter have and that would result in the Pledgor(s) being deemed a "creditor" (under the U.S. federal Bankruptcy Code or any other law) of any Debtor or of any other person or entity directly or contingently liable for any of the Liabilities of such Debtor (a "Third Party"), including without limitation all rights of subrogation, indemnity, reimbursement, exoneration and/or contribution, and including without limitation any such right or claim against or with respect to any property (including without limitation any collateral security) of such Debtor or of any Third Party. In furtherance, and not in limitation, of the preceding waiver, Pledgor(s) agrees that any exercise by the Bank of its security interest in any of the Collateral securing any of the Liabilities of any Debtor shall be deemed a contribution to the capital of such Debtor, and any such payment shall not constitute Pledgor(s) as a "creditor" of any such Debtor or of any Third Party.

     12. Limitation on Bank Liability: Beyond the exercise of reasonable care to assure the safe custody of the Collateral in its possession, the Bank shall have no duty or liability to preserve rights pertaining thereto. Furthermore, the Bank is under no duty to the Pledgor(s) to protect, secure, insure or obtain or perfect any security interest in any property pledged by any other Person in connection with any Liability of the Pledgor(s) or of any Debtor. In any event, the Bank and its directors, officers and employees or agents shall not be liable for any special, consequential or punitive damages.


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     13. Indemnification: Pledgor(s) agrees to indemnify and hold the Bank and/or any directors, officers, employees or agents of the Bank harmless from and against, and pay on demand to the Bank or such directors, officers, employees or agents, any and all loss, liability, cost and expense (limited, however, to Reserve Costs, Capital Adequacy Costs, Change in Law Costs, and any and all taxes, withholdings and related costs and expenses of the Bank with respect to the Loan or the Deposit Account, and reasonable attorneys' fees and expenses in advising, representing or litigating on behalf of the Bank) in connection with the Collateral, the Guaranty and/or this Agreement, unless such loss, liability, cost or expense shall be due to willful misconduct or gross negligence on the part of the Bank or such directors, officers, employees or agents. Any such loss, liability, cost or expense shall, from the date incurred, be part of the Liabilities secured by this Agreement and shall accrue interest at the Applicable Interest Rate.

     14. Waiver of Protest, etc.: Pledgor(s) waives notice of acceptance of this Agreement and notice of any Liability to which it may apply, and waives presentment, notice of payment, protest, notice of dishonor or nonpayment of any Liabilities of any Debtor, or of any suit or the taking of other action by the Bank against, and any other notice to, any Person liable thereon.

     15. Parties: Pledgor(s), if more than one, shall be jointly and severally liable under this Agreement. Anyone signing this Agreement shall be bound hereby, whether or not anyone else signs this Agreement at any time. Any reference herein to the Pledgor(s) or to any other Debtor shall include (a) any successor or successors to which all or substantially all of the business or assets of Pledgor(s) or of such Debtor shall have been transferred directly or indirectly and (b) any other corporation, firm or entity into or with which Pledgor(s) or any other Debtor shall have merged, consolidated or reorganized. The term "Bank" includes any agent of the Bank acting for it.

     16. Amendments, etc.: None of the terms or conditions of this Agreement may be changed, waived, modified or varied in any manner whatever unless in a writing duly signed on behalf of the Bank; and each such waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Bank or the obligations of the Pledgor(s) to the Bank in any other respect at any other time.

     17. Provisions of Other Agreements: Neither the provisions of this Agreement nor the Bank's acceptance of a pledge of and/or security interest in the Collateral shall in any way limit, diminish or waive any of the Bank's rights under any other agreement with Pledgor(s) or any other Person, by law or otherwise.

     18. No Representation of Nonenforcement: Pledgor(s) acknowledges that no representative or agent of the Bank has represented or indicated that the Bank will not enforce any provision of this Agreement in the event of litigation or otherwise.

     19. Benefit of Agreement; Revocation: This Agreement is binding upon Pledgor(s) and the executors, administrators, successors and assigns of Pledgor(s); provided, however, Pledgor(s) may not, without the prior written consent of the Bank, assign any of its rights or obligations hereunder to any person. Pledgor(s) agrees that this Agreement shall continue until a written revocation signed by Pledgor(s), or in case of the death of the Pledgor(s), by some person qualified to act for the estate of the Pledgor(s), is received by the Bank, and that such revocation shall not affect the rights of the Bank in the Collateral and proceeds thereof arising prior to receipt of such revocation.

     20. Maintenance of Existence and Rights; Conduct of Business: Pledgor shall, and shall cause Debtor to, preserve and maintain its corporate existence and all of its rights, privileges and franchises


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necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations and orders of any Governmental Authority. In the event that Pledgor(s) becomes a partnership, which would be an Event of Default hereunder, this Agreement shall continue in effect and apply to all obligations of Pledgor(s) and/or any successor partnership(s) from time to time incurred or accruing before or after any dissolution, termination or changes in personnel of the Pledgor(s) and/or any successor partnership(s).

     21. Bank Transfers: (a) Transferability. Without limiting the Bank's rights hereunder (but subject to the Bank's obligations under subsection 3(d) of this Agreement) the Bank may make a Transfer of all or any part of (i) any obligation of Pledgor(s) to the Bank, (ii) any obligation of any other party in connection with any of such obligations, (iii) any agreement of any party in connection with any of such obligations, (iv) any collateral, mortgage, lien or security interest, however denominated, securing any of such liabilities, and/or (v) the Bank's rights and, if any, liabilities with respect to any of the foregoing. (b) Extent of Transfer. In the event the Bank shall make any Transfer of any of the above listed items ("Transferred Items"), then, to the extent provided by the Bank with respect to such Transfer, the Transferee shall have the rights, powers, privileges and remedies of the Bank. The Bank shall thereafter, to the extent of such Transfer, be forever relieved and fully discharged from all liability or responsibility, if any, that it may have to any Person with respect thereto, except for claims, if any, arising prior to or upon such Transfer. The Bank shall retain all its rights and powers with respect to any Transferred Items to the extent that it has not made a Transfer thereof. (c) Disclosures. The Bank is authorized to disclose to any prospective or actual Transferee (and to any Governmental Authority) any information that the Bank may have or acquire about Pledgor(s) and any information about any other Person submitted to the Bank by or on behalf of Pledgor(s).

     22. Definitions: As used herein, the following terms shall have the meanings specified below and shall include in the singular number the plural and in the plural number the singular:

"Alternative Currency Equivalent" shall mean the amount of the alternative currency which would be required to purchase the amount of any converted funds in question at the spot exchange rate quoted by the Bank for the purchase of the converted currency with the relevant alternative currency at approximately 11:00 A.M. (New York time) on the date two Business Days prior to the day of any determination for purchase on the date of such determination.

"Anti-Terrorism Laws": Any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the forgoing Laws may from time to time be amended, renewed, extended or replaced).

"Business Day" shall mean any day on which the Bank is regularly open for business in both New York City and Tel Aviv.

"Deposit Rate": A fixed per annum interest rate equal to equal to four and nine tenths (4.90%) percent per annum based upon a 360-day year, determined by the Bank in its sole and absolute discretion (based on a deposit term of ten (10) years).

"Dollar Equivalent" shall mean the amount of U.S. dollars which would be required to purchase the amount of the Foreign Currency in question at the spot exchange rate quoted by the Bank for the purchase of such Foreign Currency with U.S. dollars at approximately 11:00 A.M. (New York time) on the date two Business Days prior to the day of any determination thereof for purchase on the date of such determination.


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"Event of Default" shall mean the occurrence of any of the following: (i) a default or Event of Default under any documentation for the Loan (including, without limitation, a default under the Loan Agreement (including each and every "event" listed in Section 13 of the Loan Agreement, or otherwise listed in the Loan Agreement, that would entitle the Bank to demand immediate payment under the Loan Agreement)), (ii) the Pledgor(s) shall fail, following three Business Days' notice from the Bank to make any required deposit as may be required pursuant to Section 5 hereof or the Pledgor(s) shall fail to perform any of its other obligations hereunder, (iii) any representation or warranty made by the Pledgor(s) in this Agreement or the Guarantee shall prove to be incorrect or misleading in any material respect, (iv) any lien on (other than the security interest created by this Agreement), levy upon, seizure of, or the commencement of any legal proceeding against the Collateral, or (v) a default past any applicable cure period shall have occurred under the Guarantee or under the Syndicated Credit Agreement.

"Executive Order No. 13224": The Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, amended, renewed, extended or replaced.

"Foreign Currency" shall mean any currency other than U.S. dollars.

"Governmental Authority": The government of the United States of America, Israel, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Laws": Any law, constitution, statute, executive order, regulation, interpretation, rule, opinion, ruling, guideline, ordinance, directive, order, injunction, writ, decree, bond or judgment of any Governmental Authority.

"Liabilities" shall mean any and all indebtedness, obligations and liabilities (in whole or in part) for the payment of money, whether (a) absolute or contingent, (b) joint, several or independent, (c) now or hereafter existing,
(d) due or to become due, (e) secured or unsecured, (A) of Pledgor(s) under, or pursuant to, this Agreement and/or under, or pursuant to, the Guaranty, or (B) of Debtor, under, or pursuant to, the Loan Agreement and/or the documents executed in connection therewith) to, or held or to be held by, the Bank, in any jurisdiction worldwide for its own account, and any and all extensions, continuations, renewals and/or modifications thereof. The term Liabilities include the Pledgor's indemnification obligations under Section 13 hereof, and/or Pledgor's obligations under Section 7 of the Guaranty. For the avoidance of doubt, the term "Liabilities" includes the Debtor's obligation to the Bank to repay the Loan pursuant to, and in accordance with, the Loan Agreement.

"Loan": The $400,000,000.00 loan made by the Bank to the Debtor pursuant to, and evidenced by, the Loan Agreement.

"Loan Agreement": The Letter of Undertaking dated as of March 16, 2005 between the Debtor and the Bank (acting out of its Central Branch in Tel Aviv, Israel), as the same may hereafter be amended, modified, extended, supplemented, renewed or replaced.

"Person" shall mean any natural person, partnership, joint venture, company, corporation, unincorporated organization or association, trust, estate, Governmental Authority, or any other entity.


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
"Transfer" shall mean any negotiation, assignment, participation, conveyance, grant of a security interest, lease, delegation or any other direct or indirect transfer of a complete or partial, legal, beneficial, economic or other interest or obligation.

"Transferee" shall mean any Person to whom a transfer is made.

"Value" of Collateral (or any portion thereof) at any time shall mean the aggregate of (i) the value of any Deposit Account or portion thereof denominated in U.S. dollars and the (ii) the Dollar Equivalent of the value of any Deposit Account or portion thereof denominated in a Foreign Currency. The value of any Deposit Account shall be the principal amount of such Deposit Account.

     23. Jurisdiction; Waiver of Sovereign Immunity: Any legal action or proceeding with respect to this Agreement may be brought in any court of record of the State of New York, County of New York, or of the United States of America for the Southern District of New York. By execution and delivery of this Agreement, the Pledgor(s) hereby accept, consent and submit to, generally and unconditionally, the jurisdiction of the aforesaid courts over the Pledgor(s) and their property. Pledgor(s) agree not to, and hereby irrevocably waive the right to, commence a legal action or proceeding against the Bank in any jurisdiction worldwide other than the aforesaid courts, unless the Bank specifically consents thereto in writing. In connection with any action or proceeding between Pledgor(s) and the Bank, Pledgor(s) agree not to, and hereby irrevocably waive the right to, interpose (i) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which such Pledgor may now or hereafter have to the bringing of any such action or proceeding in such jurisdiction and/or (ii) any claim for consequential, special or punitive damages. Pledgor(s) submits to the exclusive jurisdiction of the federal and state courts in the State of New York with respect to any legal action or proceeding arising hereunder or relating to any of the obligations of Pledgor(s). Pledgor(s) hereby irrevocably consents to service of process in any such action or proceeding in any of such courts by personal delivery at, or by mail addressed to any address to which the Bank may address notices to the Pledgor(s) as set forth below. In connection with any litigation, Pledgor(s) irrevocably waives any sovereign immunity that it may have or hereafter acquire, including but not limited to immunity from the jurisdiction of any court, from any legal process, from attachment prior to judgment, from attachment in aid of execution, from execution or otherwise. Nothing herein shall affect the right of the Bank to serve process in any other manner permitted by law or to commence any legal action or proceeding or otherwise proceed against Pledgor(s) in any jurisdiction worldwide.

     24. CHOICE OF LAW; WAIVER OF JURY TRIAL: THIS AGREEMENT AND RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK. PLEDGOR(S) WAIVES, AND UNDERSTANDS THAT THE BANK WAIVES, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT.

     25. Continuing Nature of Agreement: This Agreement is a continuing one, and all Liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

     26. Descriptive Headings: The descriptive headings for the Sections of this Agreement are inserted for reference only and shall not be deemed to affect the meaning or construction of any provision of this Agreement or be considered a part of this Agreement.

     27. Notices: Any notice in connection with this Agreement shall be in writing and may be delivered personally or by fax, telex, telecopy or other electronic means of communication, or certified mail, return receipt requested, addressed (a) to Pledgor(s) as set forth above or to any other address that the Bank believes to be the address of the Pledgor(s), and (b) to the Bank at Bank Hapoalim B.M., New York Branch, 1177 Avenue of the Americas, New York, New York 10036, Attention: Legal Department or to such other address as the Bank may notify the Pledgor. Any such notice or other communication may also be addressed to such other address(es) as may be designated in writing afterwards. All such notices or other communications shall be deemed given when delivered personally or electronically or when mailed, except notice of change of address or notice of revocation pursuant to Section 19 hereof, each of which shall be deemed to have been given only when received.

     28. "In Trust For" Accounts: If the Deposit Account is held in trust for one or more beneficiaries, the Pledgor(s) acknowledges that whenever the Bank chooses to exercise any of its rights hereunder, then to such extent the trust created in the Deposit Account for the benefit of such beneficiaries shall be revoked, terminated and/or modified.

     29. Termination; survival: The Bank may terminate this Agreement by notice to the Pledgor(s). Sections 10 and 13 will survive termination of this Agreement.

     30. Entire agreement: This Agreement is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

     31. Amendments: No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

     32. Severability: To the extent a provision of this Agreement is unenforceable, this Agreement will be construed as if the unenforceable provisions were omitted.

     33. Release of Accrued Interest, Etc. The principal of the Deposit Account (i.e., the $400,000,000.00 principal amount originally deposited into the Deposit Account, as such amount may be reduced from time to time with the consent of the Bank) shall earn interest at the Deposit Rate from and after the date the Loan is funded to the Debtor (prior to that date the principal of the Deposit Account shall earn interest at a rate to be determined by the Bank). So long as no Event of Default shall have occurred and shall be continuing hereunder, the Bank shall release the interest accrued on the Deposit Account ("Accrued Interest") to Pledgor monthly on and as of each "Interest Payment Date" (as such term is defined in the Loan Agreement; each such date, for the purposes of this Agreement, being defined as a "Rollover Date"); provided, however, that no Accrued Interest shall be released to Pledgor unless and until the interest due and owing by the Debtor to the Bank under the Loan Agreement as of the applicable Rollover Date (i.e., the applicable "Interest Payment Date" under the Loan Agreement) shall have been paid in full by the Debtor to the Bank. For the avoidance of doubt, Rollover Dates hereunder must match the Interest Payment Dates under the Loan Agreement. The Accrued Interest in the Deposit Account shall not accrue interest at the Deposit Rate but at an interest rate to be determined by the Bank. The Bank reserves the right to transfer the Accrued Interest from the Deposit Account into a separate deposit account at the Bank ("Accrued Interest Deposit Account"), which Accrued Interest Deposit Account shall earn interest at a rate to be determined by the Bank. Accrued Interest, whether in the Deposit Account or in the Accrued Interest Deposit Account, are proceeds of the Deposit Account and shall be Collateral hereunder. The principal amount of the Deposit Account must equal the principal amount of the Loan. If the principal of the Deposit Account exceeds the principal amount of the Loan, such excess ("Excess Deposit") shall not accrue interest at the Deposit Rate but at an interest rate to be determined by the Bank. So long as no Event of Default shall have occurred and shall be continuing,

Pledgor shall have the right to have the Excess Deposit transferred to Pledgor or as Pledgor may direct. To the extent the Pledgor keeps the Excess Deposit on deposit at the Bank, the Bank reserves the right to transfer the Excess Deposit from the Deposit Account into the Accrued Interest Deposit Account, which Accrued Interest Deposit Account shall earn interest at a rate to be determined by the Bank (and, for as long as such Excess Deposit shall be maintained at the Bank, shall be Collateral hereunder). To the extent the Pledgor wants to keep the Excess Deposit on deposit at the Bank, the Bank reserves the right to release the Excess Deposit to Pledgor (i.e., the Bank shall have no obligation to keep the Excess Deposit on deposit at the Bank).

     34. Reserve Costs. The Pledgor hereby agrees to reimburse directly to the Bank all of the Bank's increased costs and expenses in complying with any change in applicable Laws of each and every applicable Governmental Authority (including, without limitation, the Board of Governors of the Federal Reserve System), or any change in Law that imposes, modifies or deems applicable any reserve or asset or special deposit requirements with respect to the Loan, the Deposit Account, the Accrued Interest Deposit Account, the Deposit Rate, or that subject the Bank to any tax or deposit insurance, with respect to this Agreement, the Loan, the Deposit Account, the Accrued Interest Deposit Account, the Deposit Rate, or the Guaranty, or changes the basis of taxation of payments to the Bank payable under this Agreement, the Loan, the Loan Agreement or the Guaranty (except for any tax, or changes in the rate of tax, on the Bank's net income or profits imposed by the United States or any other government having jurisdiction or any political subdivision or taxing authority thereof). The cost to the Bank in complying with any change in Laws that impose, modify or deem applicable any reserve, asset or special deposit requirements on deposits obtained with respect to the Deposit Rate (or any changes in such Laws) shall be computed by determining the amount by which such requirements effectively increase the Bank's cost of making and maintaining deposits attributable to the principal balance of the Deposit Account (and the Accrued Interest Deposit Account) and by computing the additional interest that would have been owing to the Bank under the Loan Agreement if such effective increase had been added to the Deposit Rate for purposes of determining the interest rate payable under the Loan Agreement. Upon notice from the Bank that there has been a change in such reserve requirements, the Pledgor shall pay to the Bank, on demand, such additional sums as will compensate the Bank for the effect of any such reserve requirements (or changes therein). No failure on the part of the Bank to demand compensation for any cost or increased cost under this Section 34 shall constitute a waiver of the Bank's right to demand such compensation at any time during the term of this Agreement. The Bank's good faith determination of the amount of the costs described in this Section 34 ("Reserve Costs") shall be conclusive in the absence of manifest error. In the event the Reserve Costs, as computed in accordance with the provisions of this Section, shall exceed the maximum amount permissible by law, the amount of the Reserve Costs shall be reduced to such maximum permissible amount.

     35. Capital Adequacy Costs. If any change in Law or application thereof by any Governmental Authority, or compliance with any request, directive ruling, decree, judgment or recommendation of any Governmental Authority or hereafter adopted (whether or not having the force of law) imposes, modifies or deems applicable any capital adequacy, increased capital adequacy or similar requirement and the result is to increase the cost of, or reduce the rate of return on, the Bank's capital as a consequence of its obligations hereunder and/or under the Loan Agreement, the Bank shall notify the Pledgor of such fact. Upon notice from the Bank that there has been a change in such capital adequacy requirements, the Pledgor agrees to, and shall, pay to the Bank, on demand, such additional sums as will compensate the Bank for the effect of any change in such capital adequacy requirements. No failure on the part of the Bank to demand compensation for any such increased costs shall constitute a waiver of the Bank's right to demand such compensation at any time during the term of this Agreement. The Bank's good faith determination of the amount of such costs ("Capital Adequacy Costs") shall be conclusive in the absence of manifest error. In the event the Capital Adequacy Costs, as computed in accordance with the provisions of this Section shall exceed the maximum amount permissible by law, the amount of the Capital Adequacy Costs shall be reduced to such maximum permissible amount.

     36. Change of Law Costs. Notwithstanding anything herein contained to the contrary, if the Bank shall have reasonably determined (which determination shall be final, conclusive and binding), that (i) any change in any Law, or in the interpretation thereof deemed to be binding by the Bank in its reasonable judgment, by any Governmental Body charged with the administration thereof, shall make it unlawful for the Bank to give effect to the Bank's obligations as contemplated hereby (e.g., for the Deposit to earn interest at the Deposit
Rate), or (ii) the continuation of the Deposit Rate hereunder would cause the Bank severe hardship as a result of a contingency occurring after the date of this Agreement (such as, but not limited to, disruptions resulting from political or economic events) then in either such event the Pledgor (subject to the limitations with respect to costs resulting from early termination as set forth in Section 37 below) shall indemnify the Bank against any loss, expense, penalty or other charge suffered by it in liquidating prior to maturity such deposits obtained to effectuate and maintain the Deposit Rate. No failure on the part of the Bank to demand compensation for any such increased costs shall constitute a waiver of the Bank's right to demand such compensation at any time during the term of this Agreement. The good faith determination by the Bank of the amount of any such loss, expense, penalty or other charge ("Change in Law Costs") shall be deemed conclusive in the absence of manifest error. In the event the Change in Law Costs, as computed in accordance with the provisions of this Section, shall exceed the maximum amount permissible by law, the amount of the Change in Law Costs shall be reduced to such maximum permissible amount.

     37. Early Termination. In the event of any early termination, in whole or in part, of the Loan, whether due to a prepayment, an Event of Default, a demand of prepayment by the Bank or otherwise, such early termination shall automatically result in the early termination, to the same extent, of the Deposit. In the event of any early termination in whole or in part of the Loan, the Bank shall revalue the cost of the termination/breakage of both the Loan and the Deposit on the basis of the replacement cost applicable at that time, which the Bank has or would have incurred in replacing both the Loan and the Deposit as determined by the Bank in its sole discretion. Any such cost shall be borne by the Pledgor (provided always that the "Spread", as such term is defined in the Loan Agreement shall remain unchanged) and such cost shall be deemed to be a Change in Law Cost payable as provided in this Agreement. The parties hereto agree that the loss caused to the Bank as a result of such early termination of the Loan shall be equal to the benefit created by early breakage of the Deposit and alternatively, the benefit caused to the Bank as a result of such early termination of the Loan shall be equal to the loss caused by early breakage of the Deposit.

     38. Option to Accelerate. If (i) any of the events described in Sections 34, 35, 36 and 37 above shall occur so that the Bank shall incur any Reserve Costs, Capital Adequacy Costs or Change in Law Costs, or (ii) any change in any applicable Law increases the costs to the Bank with respect to the Deposit Account, the Accrued Interest Deposit Account, the Guaranty, this Agreement, the Loan or the Loan Agreement, then, unless the Bank has been paid the additional amounts as required by this Agreement, then the Bank, in its sole discretion, may exercise it rights and remedies under Section 8 of this Agreement. Additionally, if in the opinion of the Bank the continued granting of the Loan or maintenance of the Deposit Account becomes unlawful, then the Bank, in its sole discretion, may exercise it rights and remedies under Section 8 of this Agreement.

     39. Anti-Terrorism. Neither the Debtor, Pledgor nor any parent, subsidiary or affiliate of Debtor or Pledgor, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

     40. Executive Order No. 13224. Neither the Debtor, Pledgor nor any parent, subsidiary or affiliate of Debtor or Pledgor or their respective agents acting or benefiting in any capacity in connection with the Deposit or other transactions hereunder, is any of the following (each a "Blocked Person"):

     (a) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

     (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order 13224;

     (c) a Person or entity with which any Bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

     (d) a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224;

     (e) a Person or entity that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

     (f) a Person or entity who is affiliated or associated with a Person or entity listed above.

     Neither Debtor, Pledgor nor any parent, subsidiary of affiliate of Debtor or Pledgor, or any of its agent acting in any capacity in connection with the Deposit or other transactions hereunder (i) conducts any business or engages in making or receiving any contributions of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

     41. USA Patriot Act. The Bank hereby notifies the Pledgor and the Debtor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56), the Bank is required to obtain, verify and record information that identifies the Pledgor and the Debtor, which information includes the name and address of the Pledgor and the Debtor and other information that will allow such Lender to identify the Pledgor and the Debtor in accordance with the USA Patriot Act.

     42. Source of Deposit. Pledgor represents and warrants that the source of funds used to fund the Deposit Account are:

     (a) approximately $150,000,000.00 from Pledgor's cash on hand (none of which is related to any money laundering scheme); and

     (b) approximately $250,000,000.00 of which are the proceeds of the Syndicated Credit Agreement.

     43. Immediate Recourse to Deposit Account. In any case where the Bank shall be entitled to demand immediate repayment of the Loan, it shall have an automatic and immediate recourse to the Deposit Account, whereas the Pledgor shall have no claim whatsoever against the Bank in connection herewith. Furthermore, the Bank shall be entitled to debit the Deposit Account without being obliged to first take any action for the collection of the said amount from the Debtor, its liquidator, trustee, or others.

     44. Limited Non-Recourse: Notwithstanding anything in this Agreement to the contrary, except for Pledgor's obligations under Section 13 of this Agreement and under Section 7(a) of the Guarantee (collectively, "Recourse Obligations"), this Agreement is non-recourse to the Pledgor and nothing herein contained shall be deemed to cause the Pledgor to be personally liable to pay any of the indebtedness, obligations or liabilities hereunder, and notwithstanding anything herein (except for the Recourse Obligations) or in the Guarantee to the contrary, the sole remedy of the Bank with respect to the Pledgor shall be against the Collateral (except with respect to the Recourse Obligations). The Bank shall not enforce the indebtedness, obligations or liabilities of the Pledgor to perform and observe any of its obligations that may be contained herein or in the Guarantee by any action or proceeding wherein a money judgment shall be sought against Pledgor, except with respect to the Recourse Obligations and except that the Bank may bring any action, including an action for specific performance or any other appropriate action or proceeding, to enable the Bank to enforce and realize upon its interest in the Collateral pursuant to (A) this Agreement, and/or (B) the Guarantee. The provisions of this Section 44 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement and/or the Collateral; (ii) impair the right of the Bank to name Pledgor as a party defendant in any action or suit to enable the Bank to enforce and realize upon its interest in the Collateral pursuant to this Agreement and/or the Guarantee; (iii) affect the validity or enforceability of the Guarantee or this Agreement; (iv) impair the enforcement of this Agreement; or (v) constitute a waiver release or impairment of the Bank's right to enforce its rights against Pledgor, by an action or proceeding wherein a money judgment shall be sought against the Pledgor or otherwise, with respect to the Recourse Obligations.

                                        PLEDGOR:

                                        PERRIGO INTERNATIONAL, INC.


                                        By: /s/ James R. Ondersma
                                            ------------------------------------
                                            James R. Ondersma
                                            Treasurer


                                        BANK:

                                        BANK HAPOALIM B.M.


                                        By: /s/ Boaz Dan
                                            ------------------------------------
                                            Boaz Dan
                                            Senior Vice President


                                        By: /s/ Maxine Levy
                                            ------------------------------------
                                            Maxine Levy
                                            Vice President

                                ACKNOWLEDGEMENTS

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

     On the 16th day of March 2005 before me, the undersigned, personally appeared Boaz Dan, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                        /s/ Renee H. Rivkis
                                        ----------------------------------------
                                        Notary Public

STATE OF MICHIGAN   )
                    ) ss.:
COUNTY OF ALLEGAN   )

     The foregoing instrument was acknowledged before me in Allegan County, Michigan, on March 16, 2005, by Maxine Levy, the Vice President of Bank Hapoalim, B.M., an Israel banking corporation.


                                        /s/ Diane L.Lunt
                                        ----------------------------------------
                                        Notary Public

STATE OF MICHIGAN   )
                    ) ss.:
COUNTY OF ALLEGAN   )

     The foregoing instrument was acknowledged before me in Allegan County, Michigan, on March 16, 2005, by James R. Ondersma, the Treasurer of Perrigo International, Inc., a Michigan corporation for the corporation.


                                        /s/ Diane L. Lunt
                                        ----------------------------------------
                                        Notary Public